Rogers Corporation Reports Fourth Quarter and Full Year 2023 Results

Navigating Challenging Environment With Focus On Execution

Chandler, Arizona, February 21, 2024: Rogers Corporation (NYSE:ROG) today announced financial results for the full year and fourth quarter of 2023.

"We made significant progress this past year as we drove structural cost improvements, secured new design wins, generated solid free cash flow, and invested in targeted capacity expansions to drive future growth,” stated Colin Gouveia, Rogers' President and CEO. "In the fourth quarter, the macroeconomic headwinds we faced throughout 2023 persisted, resulting in further inventory destocking by customers and softness in many end markets. The lower sales volumes, especially in industrial and portable electronics markets, more than offset our cost improvements in the quarter and resulted in lower gross margins. Looking ahead, we anticipate the demand environment will remain challenging in the first quarter, but that we will begin to see some improvement midyear. We will continue to navigate the dynamic conditions with a clear focus on executing our strategy and managing what is within our control."

Financial Overview

GAAP Results	Q4 2023	Q3 2023	Q4 2022	2023	2022
Net Sales ($M)	$204.6	$229.1	$223.7	$908.4	$971.2
Gross Margin	32.9%	35.1%	31.8%	33.8%	33.1%
Operating Margin	14.9%	11.8%	37.0%	9.4%	14.9%
Net Income (Loss) ($M)	$23.2	$19.0	$67.3	$56.6	$116.6
Net Income (Loss) Margin	11.3%	8.3%	30.1%	6.2%	12.0%
Diluted Earnings Per Share	$1.24	$1.02	$3.58	$3.03	$6.15
Net Cash Provided by Operating Activities ($M)	$71.9	$42.0	$127.6	$131.4	$129.5

Non-GAAP Results[1]	Q4 2023	Q3 2023	Q4 2022	2023	2022
Adjusted Operating Margin	6.3%	14.3%	9.3%	11.2%	11.7%
Adjusted Net Income ($M)	$11.3	$23.2	$19.5	$70.7	$93.0
Adjusted Earnings Per Diluted Share	$0.60	$1.24	$1.04	$3.78	$4.91
Adjusted EBITDA ($M)	$23.4	$45.4	$27.8	$147.7	$160.2
Adjusted EBITDA Margin	11.4%	19.8%	12.5%	16.3%	16.5%
Free Cash Flow ($M)	$49.4	$35.3	$97.8	$74.4	$12.7

Net Sales by Operating Segment (dollars in millions)	Q4 2023	Q3 2023	Q4 2022	2023	2022
Advanced Electronics Solutions (AES)	$117.3	$126.4	$125.3	$509.7	$530.2
Elastomeric Material Solutions (EMS)	$83.4	$98.0	$93.7	$379.0	$420.0
Other	$3.9	$4.8	$4.7	$19.7	$21.0

1 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below

Q4 2023 Summary of Results
Net sales of $204.6 million decreased 10.7% versus the prior quarter resulting from lower sales in the AES and EMS business units. AES net sales decreased by 7.2% primarily related to lower aerospace and defense (A&D), renewable energy sales, partially offset by higher EV/HEV sales. EMS net sales decreased by 14.9% primarily from lower portable electronics and general industrial sales, partially offset by higher EV/HEV sales. Currency exchange rates unfavorably impacted total company net sales in the fourth quarter of 2023 by $1.9 million compared to the prior quarter.

Gross margin decreased to 32.9% from 35.1% in the prior quarter due to lower sales volume and factory throughput, partially offset by procurement cost savings.

Selling, general and administrative (SG&A) expenses increased by $7.6 million from the prior quarter to $51.8 million. The higher SG&A expense was due primarily to an increase in professional service fees and compensation costs.

GAAP operating margin of 14.9% increased from 11.8% in the prior quarter. The higher operating margin was primarily due to an increase in other operating income, partially offset by a decline in gross margin and higher SG&A expenses. The increase in other operating income was mainly related to a $24.0 million insurance recovery received in the fourth quarter, in connection with the fire that occurred at the UTIS facility in 2021. Adjusted operating margin of 6.3% decreased by 800 basis points versus the prior quarter due to a decline in gross margin and higher SG&A expenses.

GAAP earnings per diluted share were $1.24 compared to earnings per diluted share of $1.02 in the previous quarter. The increase in GAAP earnings per diluted share was due to the increase in operating income and lower tax expense. On an adjusted basis, earnings were $0.60 per diluted share compared to adjusted earnings of $1.24 per diluted share in the prior quarter.

Ending cash and cash equivalents were $131.7 million, an increase of $5.2 million versus the prior quarter. Net cash provided by operating activities in the third quarter was $71.9 million, capital expenditures were $22.5 million and a principal payment of $50 million was made on the outstanding borrowings under the Company’s revolving credit facility.

Full Year 2023 Summary of Results
Net sales of $908.4 million decreased by 6.5% compared to 2022, from lower sales in the AES and EMS business units.
AES net sales declined in the A&D, wireless infrastructure and EV/HEV markets, partially offset by higher renewable energy and ADAS sales. EMS net sales decreased from lower general industrial, consumer and portable electronics market sales, partially offset by higher A&D sales. Currency exchange rates unfavorably impacted total company net sales in 2023 by $3.3 million compared to the prior year.

Gross margin increased to 33.8% from 33.1% in 2022. The improvement in gross margin mainly resulted from lower logistics costs, procurement cost savings and factory optimization initiatives, which were partially offset by lower volumes and unfavorable mix.

SG&A expenses decreased by $16.5 million from the prior year to $202.3 million, primarily due to lower compensation costs and professional services.

GAAP operating margin decreased to 9.4% from 14.9% in the prior year, primarily due to an decrease in other operating income, partially offset by lower impairment and restructuring charges and SG&A expense. Other operating income decreased from the receipt in 2022 of a $142.1 million regulatory termination fee, net of transaction expenses, which was partially offset by $31.4 million of insurance recoveries received in 2023. The insurance recoveries were in connection with the fire that occurred at the UTIS facility in 2021. Adjusted operating margin was 11.2%, compared to 11.7% in 2022.

GAAP earnings per diluted share were $3.03, compared to $6.15 per diluted share, for full year 2022. The decrease resulted primarily from lower operating income, partially offset by lower tax expense. On an adjusted basis, earnings were $3.78 per diluted share for full year 2023, compared to $4.91 per diluted share for full year 2022.

Ending cash and cash equivalents of $131.7 million decreased by $104.2 million versus the prior year. The Company generated operating cash flow of $131.4 million, had capital expenditures of $57.0 million, and principal payments of $185 million were made on the outstanding borrowings under the Company’s revolving credit facility.

Financial Outlook

Q1 2024
Net Sales ($M)	$205 to $215
Gross Margin	32.0% to 33.0%
Earnings Per Diluted Share	$0.30 to $0.50
Adjusted Earnings Per Diluted Share[1]	$0.45 to $0.65

2024
Capital Expenditures ($M)	$70 to $80

1 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below

Extending Financial Targets Beyond 2025
As a result of persistent challenges in the global manufacturing economy and a lack of near-term visibility to the rate of growth in the electric vehicle market, the timeline to achieve the previously issued targets of $1.2 to $1.3 billion in sales, 38% to 40% gross margin, and adjusted earnings per share of $8.50 to $9.50 is being extended beyond 2025. Rogers expects to provide an update on the timing of achieving these targets once demand visibility has improved.

"Our view of Rogers' potential, and the compelling growth opportunities projected in our key markets, such as EV/HEV, has not changed,” stated Colin Gouveia, Rogers' President and CEO. "As a result of current market challenges and the uncertain timing of EV growth, we are extending these targets beyond 2025. We continue to have great confidence in our strategy and capabilities, which will enable us to reach these objectives."

Conference call and additional Information
A conference call to discuss the results for the third quarter will take place today, Wednesday, February 21, 2024 at 5:00 pm ET. A live webcast of the event and the accompanying presentation can be accessed on the Rogers Corporation website at https://www.rogerscorp.com/investors.

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United States, Asia and Europe, with sales offices worldwide.

Safe Harbor Statement
Statements included in this release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on Rogers’ current beliefs and expectations. This release contains forward-looking statements regarding our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements. Other risks and uncertainties that could cause such results to differ include the following, without limitation: failure to capitalize on, volatility within, or other adverse changes with respect to the Company's growth drivers, such as delays in adoption or implementation of new technologies; failure to successfully execute on our long-term growth strategy as a standalone company; uncertain business, economic and political conditions in the United States (U.S.) and abroad, particularly in China, South Korea, Germany, Belgium, England and Hungary, where we maintain significant manufacturing, sales or administrative operations; the trade policy dynamics between the U.S. and China reflected in trade agreement negotiations and the imposition of tariffs and other trade restrictions, as well as the potential for U.S.-China supply chain decoupling; fluctuations in foreign currency exchange rates; our ability to develop innovative products and the extent to which our products are incorporated into end-user products and systems and the extent to which end-user products and systems incorporating our products achieve commercial success; the ability and willingness of our sole or limited source suppliers to deliver certain key raw materials, including commodities, to us in a timely and cost-effective manner; intense global competition affecting both our existing products and products currently under development; business interruptions due to catastrophes or other similar events, such as natural disasters, war, including the ongoing conflict between Russia and Ukraine, terrorism or public health crises; the impact of sanctions, export controls and other foreign asset or investment restrictions; failure to realize, or delays in the realization of anticipated benefits of acquisitions and divestitures due to, among other things, the existence of unknown liabilities or difficulty integrating acquired businesses; our ability to attract and retain management and skilled technical personnel; our ability to protect our proprietary technology from infringement by third parties and/or allegations that our technology infringes third party rights; changes in effective tax rates or tax laws and regulations in the jurisdictions in which we operate; failure to comply with financial and restrictive covenants in our credit agreement or restrictions on our operational and financial flexibility due to such covenants; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation or risks arising from the terminated DuPont Merger; changes in environmental laws and regulations applicable to our business; and disruptions in, or breaches of, our information technology systems. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the Company. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Investor contact:
Steve Haymore
Phone: 480-917-6026
Email: stephen.haymore@rogerscorporation.com

Website address: https://www.rogerscorp.com

(Financial statements follow)

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Twelve Months Ended
(DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE AMOUNTS)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net sales	$204.6	$223.7	$908.4	$971.2
Cost of sales	137.2	152.7	601.3	650.2
Gross margin	67.4	71.0	307.1	321.0

Selling, general and administrative expenses	51.8	54.3	202.3	218.8
Research and development expenses	10.2	9.8	35.7	35.2
Restructuring and impairment charges	0.5	65.4	16.9	66.6
Other operating (income) expense, net	(25.6)	(141.2)	(33.1)	(144.0)
Operating income	30.5	82.7	85.3	144.4

Equity income in unconsolidated joint ventures	0.3	0.2	1.8	4.4
Other income (expense), net	(0.7)	(0.5)	(0.7)	1.1
Interest expense, net	(1.5)	(4.0)	(10.1)	(9.5)
Income before income tax expense	28.6	78.4	76.3	140.4
Income tax expense	5.4	11.1	19.7	23.8
Net income	$23.2	$67.3	$56.6	$116.6

Basic earnings per share	$1.25	$3.59	$3.04	$6.21

Diluted earnings per share	$1.24	$3.58	$3.03	$6.15

Shares used in computing:
Basic earnings per share	18.6	18.7	18.6	18.8
Diluted earnings per share	18.7	18.8	18.7	19.0

Condensed Consolidated Statements of Financial Position (Unaudited)

(DOLLARS AND SHARES IN MILLIONS, EXCEPT PAR VALUE)	December 31, 2023	December 31, 2022
Assets
Current assets
Cash, cash equivalents and restricted cash	$131.7	$235.9
Accounts receivable, less allowance for doubtful accounts of $1.1 and $1.0	161.9	177.4
Contract assets	45.2	38.9
Inventories, net	153.5	182.4
Asbestos-related insurance receivables, current portion	4.3	3.9
Other current assets	30.3	21.4
Total current assets	526.9	659.9
Property, plant and equipment, net of accumulated depreciation of $385.7 and $381.6	366.3	358.4
Operating lease right-of-use assets	18.9	13.0
Goodwill	359.8	352.4
Other intangible assets, net of amortization	123.9	133.7
Asbestos-related insurance receivables, non-current portion	52.2	55.9
Investments in unconsolidated joint ventures	11.1	14.1
Deferred income taxes	49.7	50.6
Other long-term assets	8.4	8.2
Total assets	$1,517.2	$1,646.2
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$50.3	$57.3
Accrued employee benefits and compensation	31.1	34.2
Accrued income taxes payable	1.4	5.5
Operating lease obligations, current portion	3.5	2.8
Asbestos-related liabilities, current portion	5.5	5.0
Other accrued liabilities	24.0	37.7
Total current liabilities	115.8	142.5
Borrowings under revolving credit facility	30.0	215.0
Operating lease obligations, non-current portion	15.4	10.7
Asbestos-related liabilities, non-current portion	56.0	60.1
Non-current income tax	7.2	10.0
Deferred income taxes	22.9	23.6
Other long-term liabilities	10.3	11.8
Shareholders’ equity
Capital stock - $1 par value; 50.0 authorized shares; 18.6 and 18.6 shares issued and outstanding	18.6	18.6
Additional paid-in capital	151.8	140.7
Retained earnings	1,155.0	1,098.4
Accumulated other comprehensive loss	(65.8)	(85.2)
Total shareholders' equity	1,259.6	1,172.5
Total liabilities and shareholders' equity	$1,517.2	$1,646.2

Reconciliation of non-GAAP financial measures to the comparable GAAP measures

Non-GAAP financial measures:

This earnings release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”):

(1) Adjusted operating margin, which the Company defines as operating margin excluding acquisition-related amortization of intangible assets and discrete items, which are acquisition and related integration costs, dispositions, gains or losses on the sale or disposal of property, plant and equipment, restructuring, severance, impairment and other related costs, non-routine shareholder advisory costs, (income) costs associated with terminated merger, UTIS fire (recovery) charges and the related income tax effect on these items (collectively, “discrete items”);

(2) Adjusted net income, which the Company defines as net income (loss) excluding amortization of acquisition intangible assets, pension settlement charges and discrete items;

(3) Adjusted earnings per diluted share, which the Company defines as earnings per diluted share excluding amortization of acquisition intangible assets, pension settlement charges and discrete items, divided by adjusted weighted average shares outstanding - diluted;

(4) Adjusted EBITDA, which the Company defines as net income (loss) excluding interest expense, net, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, pension settlement charges and discrete items;

(5) Adjusted EBITDA Margin, which the Company defines as the percentage that results from dividing Adjusted EBITDA by total net sales;

(6) Free cash flow, which the Company defines as net cash provided by (used in) operating activities less non-acquisition capital expenditures.

Management believes adjusted operating margin, adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin are useful to investors because they allow for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies. Management also believes free cash flow is useful to investors as an additional way of viewing the Company's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. However, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as alternatives to, financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from, and should not be compared to, similarly named measures used by other companies. Reconciliations of the differences between these non-GAAP financial measures and their most directly comparable financial measures calculated in accordance with GAAP are set forth below.

Reconciliation of GAAP operating margin to adjusted operating margin*:

	2023			2022
Operating margin	Q4	Q3	YTD	Q4	YTD
GAAP operating margin (%)	14.9%	11.8%	9.4%	37.0%	14.9%

Acquisition and divestiture related costs:
Acquisition and related integration costs	—%	—%	—%	0.1%	0.1%
Dispositions	0.5%	(0.3)%	0.2%	1.4%	0.3%
Loss/(gain) on sale or disposal of assets	(0.9)%	(0.1)%	(0.3)%	0.2%	—%

Restructuring, business realignment and other cost saving initiatives:
Restructuring, severance, impairment and other related costs	0.7%	1.0%	2.2%	30.7%	7.4%

Non-routine shareholder advisory costs	0.3%	—%	0.9%	—%	—%
(Income) costs associated with terminated merger	0.5%	0.6%	0.7%	(62.0)%	(12.4)%
UTIS fire (recovery)/charges	(11.5)%	(0.3)%	(3.4)%	0.2%	(0.2)%
Asbestos-related charges	0.1%	—%	—%	—%	—%
Total discrete items	(10.3)%	1.0%	0.4%	(29.4)%	(4.9)%
Operating margin adjusted for discrete items	4.6%	12.8%	9.8%	7.6%	10.0%

Acquisition intangible amortization	1.6%	1.5%	1.5%	1.7%	1.7%

Adjusted operating margin	6.3%	14.3%	11.2%	9.3%	11.7%
*Percentages in table may not add due to rounding.

Reconciliation of GAAP net income to adjusted net income*:

(amounts in millions)	2023			2022
Net income	Q4	Q3	YTD	Q4	YTD
GAAP net income (loss)	$23.2	$19.0	$56.6	$67.3	$116.6

Acquisition and divestiture related costs:
Acquisition and related integration costs	—	—	0.1	0.1	0.8
Acquisition intangible amortization	3.3	3.4	13.4	3.8	16.4
Dispositions	1.1	(0.7)	1.6	3.2	3.2
Loss/(gain) on sale or disposal of assets	(1.9)	(0.2)	(2.6)	0.5	0.5

Restructuring, business realignment and other cost saving initiatives:
Restructuring, severance, impairment and other related costs	1.4	2.3	20.2	68.6	71.4

Non-routine shareholder advisory costs	0.6	—	8.3	—	—
(Income) costs associated with terminated merger	1.1	1.4	6.0	(138.6)	(120.3)
UTIS fire (recovery)/charges	(23.6)	(0.7)	(30.5)	0.4	(2.4)
Asbestos-related charges	0.2	—	0.2	0.1	0.1
Pension settlement charges	0.1	—	0.1	—	—
Income tax effect of non-GAAP adjustments and intangible amortization	5.6	(1.4)	(2.8)	14.1	6.8
Adjusted net income	$11.3	$23.2	$70.7	$19.5	$93.0
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share*:

	2023			2022
Earnings per diluted share	Q4	Q3	YTD	Q4	YTD
GAAP earnings per diluted share	$1.24	$1.02	$3.03	$3.58	$6.15

Acquisition and divestiture related costs:
Acquisition and related integration costs	—	—	0.01	—	0.03
Dispositions	0.13	(0.03)	0.15	0.13	0.13
Loss/(gain) on sale or disposal of assets	(0.07)	(0.01)	(0.11)	0.02	0.02

Restructuring, business realignment and other cost saving initiatives:
Restructuring, severance, impairment and other related costs	0.06	0.09	0.82	2.81	2.90

Non-routine shareholder advisory costs	0.03	—	0.34	—	—
(Income) costs associated with terminated merger	0.05	0.06	0.25	(5.67)	(4.88)
UTIS fire (recovery)/charges	(0.97)	(0.03)	(1.25)	0.02	(0.10)
Asbestos-related charges	0.01	—	0.01	—	—
Pension settlement charges	0.01	—	0.01	—	—
Total discrete items	$(0.77)	$0.09	$0.22	$(2.69)	$(1.91)

Earnings per diluted share adjusted for discrete items	0.47	1.11	3.25	0.89	4.25

Acquisition intangible amortization	$0.14	$0.13	$0.54	$0.15	$0.66

Adjusted earnings per diluted share	$0.60	$1.24	$3.78	$1.04	$4.91
*Values in table may not add due to rounding.

Reconciliation of GAAP net income to adjusted EBITDA*:

	2023			2022
(amounts in millions)	Q4	Q3	YTD	Q4	YTD
GAAP net income (loss)	$23.2	$19.0	$56.6	$67.3	$116.6

Interest expense, net	1.4	2.3	10.1	4.0	9.5
Income tax expense (benefit)	5.4	7.2	19.7	11.1	23.8
Depreciation	7.9	8.1	37.7	7.7	29.5
Amortization	3.3	3.4	13.4	3.8	16.4
Stock-based compensation expense	3.4	3.8	14.3	0.2	11.8

Acquisition and divestiture related costs:
Acquisition and related integration costs	—	—	0.1	0.1	0.8
Dispositions	1.1	(0.7)	1.6	3.2	3.2
Loss/(gain) on sale or disposal of assets	(1.9)	(0.2)	(2.6)	0.5	0.5

Restructuring, business realignment and other cost saving initiatives:
Restructuring, severance, impairment and other related costs	1.4	2.3	14.6	68.1	70.9

Non-routine shareholder advisory costs	0.6	—	8.3	—	—
(Income) costs associated with terminated merger	0.7	0.9	4.0	(138.6)	(120.3)
UTIS fire (recovery)/charges	(23.6)	(0.7)	(30.5)	0.4	(2.4)
Asbestos-related charges	0.2	—	0.2	0.1	0.1
Pension settlement charges	0.1	—	0.1	—	—
Adjusted EBITDA	$23.4	$45.4	$147.7	$27.8	$160.2
*Values in table may not add due to rounding.

Calculation of adjusted EBITDA margin*:

	2023			2022
	Q4	Q3	YTD	Q4	YTD
Adjusted EBITDA (in millions)	$23.4	$45.4	$147.7	$27.8	$160.2
Divided by Total Net Sales (in millions)	204.6	229.1	908.4	223.7	971.2
Adjusted EBITDA Margin	11.4%	19.8%	16.3%	12.5%	16.5%
*Values in table may not add due to rounding.

Reconciliation of net cash provided by (used in) operating activities to free cash flow*:

	2023			2022
(amounts in millions)	Q4	Q3	YTD	Q4	YTD
Net cash provided by (used in) operating activities	$71.9	$42.0	$131.4	$127.6	129.5
Non-acquisition capital expenditures	(22.5)	(6.7)	(57.0)	(29.8)	(116.8)
Free cash flow	$49.4	$35.3	$74.4	$97.8	12.7
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share guidance for the 2024 first quarter:

Guidance Q1 2024
GAAP earnings per diluted share	$0.30 to $0.50

Discrete items	$0.03

Acquisition intangible amortization	$0.12

Adjusted earnings per diluted share	$0.45 - $0.65

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